EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-8 No. 333-127114) pertaining to Bluegreen Corporation’s 2005 Stock Incentive Plan,

2)	Registration Statement (Form S-8 No. 033-61687) pertaining to Bluegreen Corporation’s 1988 Outside Directors Stock Option Plan and 1995 Stock Incentive Plan,

3)	Registration Statement (Form S-8 No. 333-64659) pertaining to Bluegreen Corporation’s 1998 Non-Employee Director Stock Option Plan and 1995 Stock Incentive Plan, as amended, and

4)	Registration Statements (Forms S-8 Nos. 333-151121 and 333-163768) pertaining to Bluegreen Corporation’s 2008 Stock Incentive Plan, as amended;

of our reports dated March 28, 2012, with respect to the consolidated financial statements of Bluegreen Corporation and the effectiveness of internal control over financial reporting of Bluegreen Corporation, included in this Annual Report (Form 10-K) of Bluegreen Corporation for the year ended December 31, 2011.

/s/ Ernst & Young LLP
Certified Public Accountants

Boca Raton, Florida
March 28, 2012

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